As filed with the Securities and Exchange Commission
                    on March ___, 1996 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                                ZITEL CORPORATION
             (Exact name of registrant as specified in its charter)



              CALIFORNIA                               94-2566313
        (State of Incorporation)            (I.R.S. Employer Identification No.)




                              47211 Bayside Parkway
                            Fremont, California 94538
                                 (510) 440-9600
          (Address and telephone number of principal executive offices)




                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                                 Henry C. Harris
            Vice President, Finance and Administration and Secretary
                                Zitel Corporation
                              47211 Bayside Parkway
                            Fremont, California 94538
                                 (510) 440-9600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                   Copies to:
                            Michael R. Jacobson, Esq.
                     Cooley Godward Castro Huddleson & Tatum
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (415) 843-5000



                                                      Total Number of Pages: 10
                                                       Exhibit Index at Page: 8


                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                           PROPOSED MAXIMUM             PROPOSED MAXIMUM
   TITLE OF SECURITIES                                    OFFERING PRICE PER           AGGREGATE OFFERING
    TO BE REGISTERED             AMOUNT TO BE                 SHARE (1)                    PRICE (1)                  AMOUNT OF
                                  REGISTERED                                                                       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (no
par value)
                                    100,000                $11.75 - $12.8125              $1,260,812.62                $434.76
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) based upon (i) $11.75 - $12.4375, the exercise prices of 27,000 options outstanding under the 1995 Non-Employee Directors' Stock Option Plan and (ii) 12.8125, the average of the bid and asked prices of Registrant's Common Stock on March 25, 1996 as reported on the NASDAQ National Market System.

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Zitel Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the California Corporations Code, the Company's Restated Articles of Incorporation, the Company's Bylaws and under indemnification contracts between the Company and certain officers and directors, the Company has broad powers to indemnify directors and officers against liabilities which they may incur in such capacities, including liability arising under the Securities Act. The Company has obtained insurance to indemnify its directors and officers from certain liabilities, including liability arising under the Securities Act. The Underwriting Agreement under which shares of Common Stock were sold in the Company's initial public offering provide for indemnification by the underwriters of the Company, its directors, and its officers for certain liabilities arising under the Securities Act or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    EXHIBITS

EXHIBIT
NUMBER

 5.1              Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1              Consent of Coopers & Lybrand L.L.P.

23.2              Consent  of  Cooley  Godward  Castro   Huddleson  &  Tatum  is
                  contained in Exhibit 5.1 to this Registration Statement.

24                Power of Attorney is contained on the signature pages.


                                  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (I)        To  include  any   prospectus   required  by
section 10(a)(3) of the Securities Act;

                         (II)       To  reflect in the  prospectus  any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (III)      To include  any  material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 26, 1996.


                                          ZITEL COPORATION



                                          By  /s/  Henry C. Harris
                                            -----------------------------------
                                                   Henry C. Harris
                                                   Vice President, Finance and
                                                   Administration and Secretary



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack H. King and Henry C. Harris, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                 TITLE                                  DATE


/s/  Jack H. King         President, Chief Executive Officer     March 26, 1996
------------------------  and Director (Principal Executive
     Jack H. King         Officer)


/s/  Henry C. Harris      Vice President, Finance and            March 26, 1996
------------------------  Administration and Secretary
     Henry C. Harris      (Principal Financial and
                          Accounting Officer)


/s/ William R. Lonergan   Director                               March 26, 1996
------------------------
    William R. Lonergan


/s/Catherine P. Goodrich  Director                               March 26, 1996
------------------------
   Catherine P. Goodrich


/s/ William M. Regitz     Director                               March 26, 1996
------------------------
    William M. Regitz


/s/  Robert H. Welch      Director                               March 26, 1996
------------------------
     Robert H. Welch


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION                                                       SEQUENTIAL PAGE NUMBER

 5.1        Opinion of Cooley Godward Castro Huddleson & Tatum.                                         9

23.1        Consent of Coopers & Lybrand L.L.P.                                                        10

23.2        Consent of Cooley Godward Castro Huddleson & Tatum is contained in                          9
            Exhibit 5.1 to this Registration Statement.

24          Power of Attorney is contained on the signature pages.                                      6
